As filed with the Securities and Exchange Commission on November 15, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado 80111 (303) 628-5600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	26-2735737 (I.R.S. Employer Identification No.)

William E. Niles

Executive Vice President, General Counsel and Secretary

5251 DTC Parkway, Suite 1000

Greenwood Village, Colorado 80111

(303) 628-5600

(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

Renee L. Wilm

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112-4498

(212) 408-2503

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date hereof.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Series A Common Stock, par value $.01 per share	253,333	$83.01	$21,029,172.33	$2,709

(1)          Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such additional shares of Series A Common Stock, par value $.01 per share, as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices reported for the Registrant’s Series A Common Stock, par value $.01 per share, on the Nasdaq Global Select Market on November 13, 2013.

PROSPECTUS

ASCENT CAPITAL GROUP, INC.

253,333 Shares

of

Series A Common Stock

This prospectus relates to 253,333 shares of our Series A common stock, par value $.01 per share, which may be sold from time to time by the selling stockholders named herein.  The shares of Series A common stock offered under this prospectus by the selling stockholders were issued to the selling stockholders by us in connection with the acquisition of Security Networks, LLC by our wholly-owned subsidiary Monitronics International, Inc., as further described in this prospectus under the headings “Prospectus Summary—Security Networks Acquisition” and “Selling Stockholders.”

This prospectus describes the general manner in which the shares of Series A common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of Series A common stock may be offered and sold will be described in a supplement to this prospectus. We provide more information about how the selling stockholders may sell their shares of Series A common stock in the section of this prospectus entitled “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares.

We will not receive any of the proceeds from the sale of shares of Series A common stock by the selling stockholders.  We are, however, responsible for expenses incident to the registration under the Securities Act of 1933, as amended, of the offer and sale of the shares of Series A common stock by the selling stockholders.

Our Series A common stock is listed on the NASDAQ Global Select Market (“Nasdaq”) under the symbol “ASCMA.”  On November 14, 2013, the closing sale price of our Series A common stock on Nasdaq was $82.81 per share.

Investing in our securities involves risks.  You should carefully consider the matters described under the caption “Risk Factors” beginning on page 6 of this prospectus.

Our principal executive offices are located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado, 80111.  Our main telephone number is (303) 628-5600, and our company website is located at www.ascentcapitalgroupinc.com.  The information contained on our website is not a part of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2013.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Ascent,” the “company,” “we,” “us,” “our,” or similar references, mean Ascent Capital Group, Inc. and “selling stockholders” refers to those of our stockholders described in “Selling Stockholders” beginning on page 8 of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling stockholders authorize any person to provide information other than that provided in this prospectus and the documents incorporated by reference. The selling stockholders are not making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference is accurate only as of the date such document is incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its Public Reference Room, as discussed below.

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.ascentcapitalgroupinc.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus. Our Series A common stock is listed on the NASDAQ Global Select Market under the symbol “ASCMA,” and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this prospectus except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2012, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the termination of the offering described herein (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

•                  our Annual Report on Form 10-K for the year ended December 31, 2012;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•                  our Current Reports on Form 8-K filed on January 31, 2013, March 29, 2013, May 29, 2013, July 10, 2013, July 17, 2013, August 21, 2013 and our Current Reports on Form 8-K/A filed on July 11, 2013, July 12, 2013, August 22, 2013 and September 19, 2013; and

•                  the description of our Series A common stock, par value $.01 per share, and our Series B common stock, par value $.01 per share, contained in our Form 8-A filed under the Exchange Act on September 12, 2008, and any amendment or report filed for the purpose of updating such description.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
Telephone: (308) 628-5600
Attention: Investor Relations

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our Series A common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our Series A common stock is appropriate for you.

Our Company

Overview

We are a holding company whose assets primarily consist of our wholly owned operating subsidiary, Monitronics International, Inc. (“Monitronics”). Formerly a media services company that was created by Liberty Media Corporation (“Liberty Media”), Ascent Capital Group, Inc. (“Ascent”) became an independent public company in September 2008 when it was spun off from Discovery Holding Company as part of that entity’s restructuring. Ascent’s corporate management team, which includes former Liberty Media executives, undertook to transform the company’s operations with the primary objective of creating a strong foundation for growth and expansion. To that end, Ascent sold its media services operations in two separate transactions in December 2010 and February 2011 and acquired Monitronics on December 17, 2010.

Through Monitronics, we are engaged in the business of providing security alarm monitoring services: monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. Monitronics is one of the largest alarm monitoring companies in the United States, with over 1,000,000 subscribers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada (after giving effect to the acquisition of Security Networks LLC, as described below). In addition, Monitronics provides a wide range of mainly residential security services, including hands-free two-way interactive voice communication with the monitoring center, remote arming and disarming, activity notification and remote access to live and stored video camera streams. Monitronics also offers a full suite of home automation services, including smart phone remote monitoring and control of lights, thermostats and electronic door locks. Monitronics was incorporated in 1994 and is headquartered in Dallas, Texas.

Unlike many of its national competitors, Monitronics outsources the sales, installation and field service functions to its dealers. By outsourcing the low margin, high fixed-cost elements of its business to a large network of independent service providers, Monitronics is able to allocate capital to growing its revenue-generating account base rather than to local offices or depreciating hard assets. During 2012, Monitronics purchased alarm monitoring contracts from more than 370 dealers. Monitronics generally enters into alarm monitoring purchase agreements (“AMPAs”) with dealers only after a review of the dealer’s qualifications, licensing and financial situation. Each AMPA generally gives Monitronics a right of first refusal to purchase all alarm monitoring contracts sold by that dealer during the term of the AMPA, which is generally three years. It also establishes criteria for accounts to qualify for purchase and criteria for the purchase price calculation.

Monitronics’ authorized independent dealers are typically small businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the alarm monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the alarm monitoring contracts to companies who have monitoring stations and outsource the monitoring function for any accounts they retain. Monitronics has the ability to monitor signals from nearly all types of residential security systems.

Security Networks Acquisition

On August 16, 2013, Monitronics completed a transaction whereby it directly and indirectly acquired (the “Acquisition”) all of the equity interests of Security Networks, LLC and certain affiliated entities pursuant to the Securities Purchase Agreement between Monitronics, certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent, dated as of July 10, 2013, as amended by

Amendment No. 1 dated as of August 16, 2013 (as amended, the “SPA”). The purchase price consisted of $482.9 million in cash (based on the estimated amount of Security Networks’ recurring monthly revenue (as defined in the SPA)) delivered on the closing date plus the 253,333 shares of our Series A common stock to be offered hereby.  The final purchase price is subject to post-closing adjustment.

Security Networks is the 14th largest alarm monitoring company in the United States. Based out of West Palm Beach, Florida, the company provides security alarm monitoring services, including monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. Security Networks provides its monitoring services through its central monitoring operations, which have been recognized as “Five Diamond Certified” by the Central Station Alarm Association (the “CSAA”). Security Networks works with its rapidly growing network of exclusive dealers, who provide sales and installation support on behalf of the company to its customers.

Security Networks’ business model is very similar to that of Monitronics. Security Networks outsources its sales and installation functions to its nationwide network of dealers. Security Networks enters into agreements with dealers on an exclusive basis only after a review of the dealer’s qualifications, licensing and financial health. Through this program, the dealers receive origination fees for qualified accounts based on a multiple of recurring monthly revenue affected by credit score, billing method, contract term and volume.

Substantially all of Security Networks’ revenue is derived from recurring monthly revenues under security alarm monitoring contracts originated through its dealer network. The financial success of their accounts is largely dependent on the underwriting standards of these accounts and their corresponding attrition rates. Like Monitronics, Security Networks has a rigorous due diligence process to assure the quality of alarm monitoring contracts. This process typically includes verification of credit score, homeownership and the alarm system’s ability to communicate with the monitoring center. Following an initial 90-day service period, in addition to accessing its dealer network, Security Networks employs its own field service technicians to service the subscriber’s premises (unlike Monitronics, which continues to only access our dealer network to provide field service to our subscribers). Consistent with our low cost philosophy, the Security Networks team operates without a local office and only in the most densely populated markets. Security Networks’ alarm monitoring contracts include a minimum term of three years, with many including a five-year term. These strict underwriting standards and contract terms have resulted in a large volume of high-quality accounts with statistically predictable subscriber behavior. Security Networks reports life cycle attrition levels in line with Monitronics’ current portfolio.

Additional Information

For a description of our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Our principal executive offices are located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado, 80111. Our main telephone number is (303) 628-5600, and our company website is located at www.ascentcapitalgroupinc.com.

The Offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our Series A common stock, please refer to the description of our Series A common stock incorporated herein by reference, as described under “Incorporation of Certain Documents by Reference.”

Maximum number of shares of Series A Common Stock offered by the Selling Stockholders	253,333 shares of Series A common stock

Shares of Series A Common Stock Outstanding as of October 28, 2013	13,646,379 shares of Series A common stock

Use of Proceeds	All shares of Series A common stock sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

Nasdaq Trading Symbol	Our Series A common stock is listed on the NASDAQ Global Select Market under the symbol “ASCMA.”

Risk Factors

An investment in our common stock involves certain risks. You should carefully consider the risk factors described in Item 1A (“Risk Factors”) of Part I of our annual report on Form 10-K for the year ending December 31, 2012, which is incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference.

RISK FACTORS

An investment in our common stock, including Series A common stock, involves risk.  Before investing in Series A common stock, you should carefully consider the risk factors described in Item 1A (“Risk Factors”) of Part I of our annual report on Form 10-K for the year ending December 31, 2012, which is incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference.  The occurrence of any of the events described as possible risks could have a material adverse effect on the value of our common stock, including the Series A common stock.  These risks are not the only ones facing our company.  Additional risks not currently known to us or that we currently deem immaterial also may impair our business.  See “Where to Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated financial performance and business prospects and/or statements preceded by, followed by or that include the words “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks” “may,” “will,” “should,” and similar expressions or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated.

Factors relating to the company and its consolidated subsidiaries, as a whole:

•                  general business conditions and industry trends;

•                  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes which represent Monitronics’ largest demographic;

•                  uncertainties in the development of our business strategies, including market acceptance of new products and services;

•                  the competitive environment in which we operate, in particular increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including telecommunications and cable companies;

•                  integration of acquired assets and businesses;

•                  the regulatory environment in which we operate, including the multiplicity of jurisdictions and licensing requirements to which Monitronics is subject and the risk of new regulations, such as the increasing adoption of false alarm ordinances;

•                  technological changes which could result in the obsolescence of currently utilized technology and the need for significant upgrade expenditures;

•                  the availability and terms of capital, including the ability of Monitronics to obtain additional funds to grow its business;

•                  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations; and

•                  availability of qualified personnel.

Factors relating to the business of Monitronics:

•                  Monitronics’ high degree of leverage and the restrictive covenants governing its indebtedness;

•                  Monitronics’ anticipated growth strategies;

•                  the ability of Monitronics to obtain additional funds to grow its business, including the terms of any additional financing with respect thereto;

•                  Monitronics’ ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

•                  the impact of “false alarm” ordinances and other potential changes in regulations or standards;

•                  the operating performance of Monitronics’ network, including the potential for service disruptions due to acts of nature or technology deficiencies;

•                  potential liability for failure to respond adequately to alarm activations;

•                  Monitronics’ ability to continue to obtain insurance coverage sufficient to hedge risk exposures, including as a result of act of third parties and/or alleged regulatory violations;

•                  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other Monitronics business partners;

•                  the reliability and creditworthiness of Monitronics’ independent alarm systems dealers and subscribers;

•                  changes in Monitronics’ expected rate of subscriber attrition;

•                  changes in technology that may make Monitronics’ service less attractive or obsolete, or require significant expenditures to update, including the phase-out of 2G networks by cellular carriers;

•                  the development of new services or service innovations by competitors;

•                  the trend away from the use of public switched telephone network lines and resultant increase in servicing costs associated with alternative methods of communication; and

•                  the ability to successfully integrate Security Networks, LLC into the Monitronics business.

The list of factors above is illustrative, but by no means exhaustive and should be read with other cautionary statements included in this prospectus and in the documents incorporated by reference herein. Should one or more of the risks and uncertainties described or incorporated by reference in this prospectus actually occur, including the risks described under “Risk Factors,” or should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described or incorporated by reference in this prospectus.

The forward-looking statements set forth above or incorporated by reference in this prospectus and such risks, uncertainties and other factors speak only as of the date of this prospectus or the date of such incorporated documents. We expressly disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement set forth above or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of our Series A common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the holders of up to 253,333 shares of our Series A common stock, which were issued to the selling stockholders in a transaction that was exempt from the registration requirements of the Securities Act.  On August 16, 2013, Monitronics completed the Acquisition, in which it acquired directly and indirectly all of the equity interests of Security Networks, LLC and certain affiliated entities  from the selling stockholders named herein. The selling stockholders received 253,333 shares of Series A common stock as a portion of the consideration in the Acquisition. Pursuant to the SPA, we agreed to file the registration statement, of which this prospectus forms a part, covering resales of the shares of our Series A common stock offered hereby.

The selling stockholders listed in the table below may offer and sell, pursuant to this prospectus, any or all of such shares of Series A common stock owned by them and offered hereby in accordance with one or more of the methods of distribution described under the caption “Plan of Distribution.”

The following table sets forth the aggregate number of shares of Series A common stock known to us to be beneficially owned by each selling stockholder as of November 13, 2013, and the maximum number of shares offered by each selling stockholder pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements.

The information provided in the table below with respect to each selling stockholder has been obtained from such selling stockholder.

	Shares of Series A Common Stock Beneficially Owned Prior to the Offering		Maximum number of Shares of Series A Common	Shares of Series A Common Stock Beneficially Owned After the Offering
Name	Number	Percent (1)	Stock Offered	Number	Percentage (1)
Oak Hill Capital Partners III, L.P. (2)	162,104	1.2%	162,104	0	0%
Oak Hill Capital Management Partners III, L.P. (2)	4,022	*	4,022	0	0%
BNY Mellon-Alcentra Mezzanine Partners III, L.P.	4,300	*	4,300	0	0%
Perry Companies, Inc.	6,085	*	6,085	0	0%
Charles May	3,289	*	3,289	0	0%
Ken Wiesenfeld	4,162	*	4,162	0	0%
Gary Franklyn	1,080	*	1,080	0	0%
Nicholas Perry	1,080	*	1,080	0	0%
Oak Hill Capital Partners III (AIV I), L.P. (2)	41,718	*	41,718	0	0%
Oak Hill Capital Partners III (AIV II), L.P. (2)	6,295	*	6,295	0	0%
All Other Selling Stockholders (3)	19,198	*	19,198	0	0%

* Less than 1.0%.

(1)                                 Based on 13,646,379 shares of Series A common stock outstanding as of October 28, 2013.

(2)                                 OHCP GenPar III, L.P. (“OHCP GP”), a Cayman Islands limited partnership is the general partner of each of Oak Hill Capital Partners III, L.P., Oak Hill Capital Management III, L.P., Oak Hill Capital Partners III (AIV I), L.P. and Oak Hill

Capital Partners III (AIV II), L.P. (each a Cayman Islands limited partnership, and together “OHCP III”). OHCP MGP Partners III, L.P. (“OHCP MGP”), a Cayman Islands limited partnership, is the general partner of OHCP GP. OHCP MGP III, Ltd. (“OHCP MGP III”), a Cayman Islands limited partnership is the general partner of OHCP MGP. An investment committee of the board of directors of OHCP MGP III makes investment decisions with respect to the shares of our Series A common stock beneficially owned by OHCP III and shares voting and dispositive power over the shares of our Series A common stock beneficially owned by OHCP III. The members of the board of directors are Messrs. J. Taylor Crandall, Steven Gruber and Denis Nayden. In addition, Messrs. J. Taylor Crandall, Steven Gruber, Denis Nayden, Kevin Levy, Ray Pinson, Shawn Hessing and John Monsky serve as the officers of OHCP MGP III and share voting and dispositive power over the shares of our Series A common stock beneficially owned by OHCP III.

(3)                                 Represents shares of Series A common stock held by 13 selling stockholders not listed above who, as a group, own less than 1.0% of our outstanding Series A common stock.

We do not know when or in what amounts the selling stockholders may offer shares for sale. It is possible that the selling stockholders will not sell any or all of the shares of Series A common stock offered under this prospectus. Because each selling stockholder may offer all or some of its shares of Series A common stock pursuant to this prospectus, and because, except as described above, there are currently no arrangements or understandings with respect to the sale of any such shares, we cannot estimate the number of shares that will be held by each selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares of Series A common stock covered by this prospectus will be held by the selling stockholders.

Other than pursuant to the SPA, to our knowledge, there are no material relationships between the selling stockholders and their affiliates, on the one hand, and us and our affiliates, on the other hand.

PLAN OF DISTRIBUTION

We are registering the Series A common stock issued to the selling stockholders to permit the resale of the Series A common stock by the holders of the Series A common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Series A common stock by the selling stockholders. Pursuant to the terms of the SPA, we will bear all expenses incident to our obligation to register the Series A common stock.

The selling stockholders may offer, sell, transfer, distribute or otherwise dispose of the shares of Series A common stock covered by this prospectus from time to time on any stock exchange or quotation service on which the shares are listed or quoted at the time of the sale, in the over-the-counter market or otherwise on the open market. The selling stockholders may offer, sell, transfer, distribute or otherwise dispose of these shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale (subject to the limitations described below) offered hereby by it. The aggregate proceeds to the selling stockholders from the sale of the shares of our Series A common stock offered by them will be the purchase price of the shares so sold less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Series A common stock to be made directly or through agents.

The selling stockholders may offer and sell the shares of Series A common stock covered by this prospectus by one or more of the following methods at various times (subject to the volume limitations described below):

•                  block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction (subject to the limitations described below);

•                  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchases;

•                  “at the market” transactions to or through market makers or into an existing market for our common stock; or

•                  any combination of the above methods or by any other method permitted by law on the open market.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as agents of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares of Series A common stock at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of Series A common stock as principals may thereafter resell the shares from time to time in transactions on any stock exchange on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above (subject to the limitations described below).

If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. Certain selling stockholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above. Any brokers, dealers or agents that participate in the distribution of shares of Series A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

We will make copies of this prospectus available to the selling stockholders for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The selling stockholders also may sell shares of Series A common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by the registration statement of which this prospectus is a part, provided the selling stockholders meet the criteria for and comply with the requirements of Rule 144.

Pursuant to the terms of the SPA, the aggregate amount of Series A common stock that may be sold by the selling stockholders, collectively, pursuant to the registration statement of which this prospectus forms a part shall not exceed 10,000 shares (as adjusted for stock splits, combinations, recapitalization, exchange or readjustment of shares after the date of the SPA) per trading day (as such term is defined in the SPA), provided that the selling stockholders may effect a total of ten (10) block sales collectively.  For this purpose, a block sale is defined as the sale of a quantity of shares of our Series A common stock that has a purchase price of at least $500,000 (determined without giving effect to discounts, commissions or expenses).

In addition, pursuant to the terms of the SPA, we will pay all expenses incurred in effecting the registration of the Series A common stock, provided, however, that the selling stockholders will pay all discounts, selling commissions applicable to the sale of the Series A common stock, pro rata on the basis of the aggregate offering or sale price of the Series A common stock so sold. We will indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the SPA. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the SPA.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus will be passed upon for us by Baker Botts L.L.P., New York, New York.

EXPERTS

The consolidated financial statements of Ascent Capital Group, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Security Networks, LLC and subsidiaries as of and for the year ended December 31, 2012, have been incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on July 11, 2013, in reliance upon the report of CohnReznick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Ascent Capital Group, Inc., a Delaware corporation (the “Company” or the “Registrant”), in connection with the offering described in this Registration Statement. All amounts are estimates except the registration fee.

Registration fee	$2,709
Accounting fees and expenses	30,000
Legal fees and expenses	10,000
Printing and engraving expenses	15,000
Miscellaneous	1,000
Total	$58,709

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of any such action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Article V, Section E of the Amended and Restated Certificate of Incorporation of the Company provides as follows:

1. Limitation On Liability.

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Company existing at the time of such repeal or modification.

2. Indemnification.

(a) Right to Indemnification. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee, representative or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including any nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters that antedate the adoption of this Section E. The Company shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Company.

(b) Prepayment of Expenses. The Company shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, to the extent permitted by law, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (i) to indemnify or insure the Company for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Section E; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Section E.

(f) Other Indemnification. The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

3. Amendment or Repeal.

Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 16.  Exhibits.

See “Index to Exhibits” below.

Item 17.  Undertakings.

(a)                     The undersigned Registrant hereby undertakes:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                         To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)                     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                 Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)                 Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b)                     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on November 15, 2013.

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
William E. Niles
Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles and Michael R. Meyers, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on November 15, 2013.

/s/ William R. Fitzgerald	Chairman, Chief Executive Officer and Director
William R. Fitzgerald	(Principal Executive Officer)

/s/ Michael R. Meyers	Senior Vice President and Chief Financial Officer
Michael R. Meyers	(Principal Financial and Accounting Officer)

/s/ Brian Deevy
Brian Deevy	Director

/s/ Philip J. Holthouse
Philip J. Holthouse	Director

/s/ Michael J. Pohl
Michael J. Pohl	Director

/s/ Carl E. Vogel
Carl E. Vogel	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

2.1

Securities Purchase Agreement, dated as of July 10, 2013, by and among Monitronics International, Inc., certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, the Company (the “SPA”) (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Company Form 8-K (File No. 001-34176), filed on July 12, 2013).

2.2	Amendment No. 1 to the SPA, dated as of August 16, 2013.

3.1

Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 (File No. 000-53280), filed on June 13, 2008 (the “Form 10”)).

3.2

Certificate of Ownership and Merger, dated July 7, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34176), filed on July 8, 2011) (filed for the purpose of changing the name of the Company).

3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 10).

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to the Form 10).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of CohnReznick LLP, independent auditors.

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page herein).